UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

Harpoon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38800	47-3458693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd, Suite 300 South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 443-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HARP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Second Amended and Restated Assignment and License Agreement with Werewolf Therapeutics

In March 2018, Harpoon Therapeutics, Inc. (the “Company”) entered into an assignment and license agreement with Werewolf Therapeutics, Inc. (“Werewolf”), a portfolio company of MPM Capital, Inc., a holder of more than 5% of the Company’s capital stock (the “Werewolf Agreement”).  Dr. Evnin and Dr. Baeuerle are members of the Company’s board of directors (the “Board”) and are also members of the board of directors of Werewolf.   Under the Werewolf Agreement, the Company assigned certain patents that relate to certain inducible polypeptides (and binding moiety for conditional activation of certain polypeptides) to Werewolf and granted to Werewolf a non-exclusive, royalty-bearing, sublicenseable license under certain other patents owned by the Company and relating to certain proteins, to make, use, and commercialize products that are covered by such patents in the field of molecules comprising a certain polypeptide. Werewolf assigned certain patents to the Company relating to adoptive cell therapies and binding moieties for conditional activation of immunoglobulin and non-immunoglobulin molecules.

On December 20, 2019, the Company and Werewolf amended the Werewolf Agreement by entering into a Second Amended and Restated Assignment and License Agreement (the “Amended Werewolf Agreement”) to include the grant to Werewolf of an exclusive, royalty-bearing, sublicensable license under certain patents owned by the Company and relating to certain proteins, to make, use, and commercialize products that are covered by such patents in the field of molecules comprising a certain protein.  This license provides Werewolf with certain rights to enforce and defend these licensed patents.  If Werewolf commercializes products covered by these licensed patents, then beginning on the first sale of such products, Werewolf will be obligated to pay to the Company a royalty on net sales of such products by Werewolf, its affiliates and licensees at a percentage in the low single digits, and this royalty cannot be added to any other royalty owed to the Company under the Amended Werewolf Agreement.  In addition, each party granted to the other a non-exclusive, royalty-free, sublicensable, perpetual license under certain other patents relating to a certain binding domain of a certain protein, to make, use, and commercialize products that are covered by such patents in a field defined by a certain type of molecule for each party.  The Amended Werewolf Agreement also includes a mutual release of claims regarding certain patent prosecution matters.

The foregoing descriptions of the terms of the Amended Werewolf Agreement do not purport to be complete and are qualified in its entirety by the full text of such agreement. The Company intends to file a copy of the Amended Werewolf Agreement with its Annual Report on Form 10-K for the year ended December 31, 2019. The Company intends to seek confidential treatment for certain portions of this agreement in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARPOON THERAPEUTICS, INC.

By:	/s/ Gerald McMahon, Ph.D.
Gerald McMahon, Ph.D. President and Chief Executive Officer

Dated: December 20, 2019

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